NEUBERGER BERMAN EQUITY FUNDS

NEUBERGER BERMAN EMERGING MARKETS EQUITY FUND
NEUBERGER BERMAN EQUITY INCOME FUND
NEUBERGER BERMAN FOCUS FUND
NEUBERGER BERMAN GENESIS FUND
NEUBERGER BERMAN GLOBAL EQUITY FUND
NEUBERGER BERMAN GLOBAL THEMATIC OPPORTUNITIES FUND
NEUBERGER BERMAN GREATER CHINA EQUITY FUND
NEUBERGER BERMAN GUARDIAN FUND
NEUBERGER BERMAN INTERNATIONAL EQUITY FUND
NEUBERGER BERMAN INTERNATIONAL LARGE CAP FUND
NEUBERGER BERMAN INTRINSIC VALUE FUND
NEUBERGER BERMAN LARGE CAP DISCIPLINED GROWTH FUND
NEUBERGER BERMAN LARGE CAP VALUE FUND
NEUBERGER BERMAN MID CAP GROWTH FUND
NEUBERGER BERMAN MID CAP INTRINSIC VALUE FUND
NEUBERGER BERMAN MULTI-CAP OPPORTUNITIES FUND
NEUBERGER BERMAN REAL ESTATE FUND
NEUBERGER BERMAN SELECT EQUITIES FUND
NEUBERGER BERMAN SMALL CAP GROWTH FUND
NEUBERGER BERMAN SOCIALLY RESPONSIVE FUND
NEUBERGER BERMAN VALUE FUND
605 Third Avenue
New York, New York  10158-0180

December 10, 2013

Neuberger Berman Management LLC
605 Third Avenue, 2nd Floor
New York, New York  10158-0180

Dear Ladies and Gentlemen:

Neuberger Berman Emerging Markets Equity Fund, Neuberger Berman Equity Income Fund, Neuberger Berman Focus Fund, Neuberger Berman Genesis Fund, Neuberger Berman Global Equity Fund, Neuberger Berman Global Thematic Opportunities Fund, Neuberger Berman Greater China Equity Fund, Neuberger Berman Guardian Fund, Neuberger Berman International Equity Fund, Neuberger Berman International Large Cap Fund, Neuberger Berman Intrinsic Value Fund, Neuberger Berman Large Cap Disciplined Growth Fund, Neuberger Berman Large Cap Value Fund, Neuberger Berman Mid Cap Growth Fund, Neuberger Berman Mid Cap Intrinsic Value Fund, Neuberger Berman Multi-Cap Opportunities Fund, Neuberger Berman Real Estate Fund, Neuberger Berman Select Equities Fund, Neuberger Berman Small Cap Growth Fund, Neuberger Berman Socially Responsive Fund and Neuberger Berman Value Fund (each, a “Fund”) are series of Neuberger Berman Equity Funds, a Delaware statutory trust (“Trust”).

You hereby agree, until the date noted on Schedule A (“Limitation Period”), to waive current payment of fees and/or reimburse annual operating expenses (excluding interest, taxes, brokerage commissions, acquired fund fees and expenses, dividend expenses on short sales (as well as interest expenses on short sales in the case of Neuberger Berman Greater China Equity Fund), and extraordinary expenses, if any) (“Operating Expenses”) of each Fund’s respective Class noted on Schedule A  so that the Operating Expenses of each Fund’s respective Class are limited to the rate per annum, as noted on Schedule A, of that Class’ average daily net assets (“Expense Limitation”).

Each Fund agrees to repay you out of assets attributable to its respective Class noted on Schedule A for any fees waived by you under the Expense Limitation or any Operating Expenses you reimburse in excess of the Expense Limitation, provided the repayments do not cause that Class’ Operating Expenses to exceed the respective annual rate of average daily net assets as noted on Schedule A and the repayments are made within three years after the year in which you incurred the expense.

           You understand that you shall look only to the assets attributable to the respective Class of the applicable Fund for performance of this Agreement and for payment of any claim you may have hereunder, and neither any other series of the Trust or class of the applicable Fund, nor any of the Trust’s trustees, officers, employees, agents, or shareholders, whether past, present or future, shall be personally liable therefor.

           This Agreement is made and to be performed principally in the State of New York, and except insofar as the Investment Company Act of 1940, as amended, or other federal laws and regulations may be controlling, this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York.  Any amendment to this Agreement shall be in writing signed by the parties hereto and requires the approval of the Board of Trustees of the Trust, including a majority of the Trustees who are not “interested persons” of the Trust as that term is defined in the Investment Company Act of 1940. This Agreement supersedes any prior agreement with respect to the subject matter hereof.

           If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart hereof and return the same to us.

Very truly yours,

NEUBERGER BERMAN EQUITY FUNDS,
on behalf of
NEUBERGER BERMAN EMERGING MARKETS EQUITY FUND
NEUBERGER BERMAN EQUITY INCOME FUND
NEUBERGER BERMAN FOCUS FUND
NEUBERGER BERMAN GENESIS FUND
NEUBERGER BERMAN GLOBAL EQUITY FUND
NEUBERGER BERMAN GLOBAL THEMATIC OPPORTUNITIES FUND
NEUBERGER BERMAN GREATER CHINA EQUITY FUND
NEUBERGER BERMAN GUARDIAN FUND
NEUBERGER BERMAN INTERNATIONAL EQUITY FUND
NEUBERGER BERMAN INTERNATIONAL LARGE CAP FUND
NEUBERGER BERMAN INTRINSIC VALUE FUND
NEUBERGER BERMAN LARGE CAP DISCIPLINED GROWTH FUND
NEUBERGER BERMAN LARGE CAP VALUE FUND
NEUBERGER BERMAN MID CAP GROWTH FUND
NEUBERGER BERMAN MID CAP INTRINSIC VALUE FUND
NEUBERGER BERMAN MULTI-CAP OPPORTUNITIES FUND
NEUBERGER BERMAN REAL ESTATE FUND
NEUBERGER BERMAN SELECT EQUITIES FUND
NEUBERGER BERMAN SMALL CAP GROWTH FUND
NEUBERGER BERMAN SOCIALLY RESPONSIVE FUND
NEUBERGER BERMAN VALUE FUND

By:	/s/ Robert Conti

Title:	Chief Executive Officer and President

The foregoing Agreement is hereby accepted as of December 10, 2013.

NEUBERGER BERMAN MANAGEMENT LLC

By:	/s/ Robert Conti

Title:	/s/ President

SCHEDULE A

Fund	Class	Limitation Period	Expense Limitation
Emerging Markets Equity	A	08/31/2017	1.50%
	C	08/31/2017	2.25%
	Institutional	08/31/2017	1.25%
	R3	08/31/2017	1.91%
	R6	08/31/2017	1.18%
Equity Income	A	08/31/2017	1.16%
	C	08/31/2017	1.91%
	Institutional	08/31/2017	0.80%
	R3	08/31/2017	1.41%
Focus	Trust	08/31/2017	1.50%
	Advisor	08/31/2022	1.50%
	Institutional	08/31/2017	0.75%
	A	08/31/2017	1.11%
	C	08/31/2017	1.86%
Genesis	Trust	08/31/2017	1.50%
	Advisor	08/31/2022	1.50%
	Institutional	08/31/2022	0.85%
	R3	08/31/2017	1.51%
	R6	08/31/2017	0.78%
Global Equity	A	08/31/2017	1.51%
	C	08/31/2017	2.26%
	Institutional	08/31/2017	1.15%
Global Thematic Opportunities	A	08/31/2017	1.61%
	C	08/31/2017	2.36%
	Institutional	08/31/2017	1.25%
Greater China Equity	A	08/31/2017	1.86%
	C	08/31/2017	2.61%
	Institutional	08/31/2017	1.50%
Guardian	Trust	08/31/2017	1.50%
	Advisor	08/31/2022	1.50%
	Institutional	08/31/2017	0.75%
	A	08/31/2017	1.11%
	C	08/31/2017	1.86%
	R3	08/31/2017	1.36%

Fund	Class	Limitation Period	Expense Limitation
International Equity	Institutional	08/31/2022	0.85%
	Investor	08/31/2017	1.40%
	Trust	08/31/2022	2.00%
	A	08/31/2017	1.21%
	C	08/31/2017	1.96%
	R3	08/31/2017	1.76%
	R6	08/31/2017	0.78%
International Large Cap	Trust	08/31/2017	1.25%
	Institutional	08/31/2017	0.90%
	A	08/31/2017	1.30%
	C	08/31/2017	2.00%
	R3	08/31/2017	1.51%
Intrinsic Value	Institutional	08/31/2017	1.00%
	A	08/31/2017	1.36%
	C	08/31/2017	2.11%
Large Cap Disciplined Growth	Investor	08/31/2017	1.11%
	Institutional	08/31/2017	0.75%
	A	08/31/2017	1.11%
	C	08/31/2017	1.86%
	R3	08/31/2017	1.36%
Large Cap Value	Trust	08/31/2017	1.50%
	Advisor	08/31/2022	1.50%
	Institutional	08/31/2017	0.70%
	A	08/31/2017	1.11%
	C	08/31/2017	1.86%
	R3	08/31/2017	1.36%
Mid Cap Growth	Trust	08/31/2017	1.50%
	Advisor	08/31/2022	1.50%
	Institutional	08/31/2017	0.75%
	A	08/31/2017	1.11%
	C	08/31/2017	1.86%
	R3	08/31/2017	1.36%
	R6	08/31/2017	0.68%
Mid Cap Intrinsic Value	Investor	08/31/2022	1.50%
	Trust	08/31/2022	1.25%
	Institutional	08/31/2017	0.85%
	A	08/31/2017	1.21%
	C	08/31/2017	1.96%
	R3	08/31/2017	1.46%

Fund	Class	Limitation Period	Expense Limitation
Multi-Cap Opportunities	Institutional	08/31/2017	1.00%
	A	08/31/2017	1.36%
	C	08/31/2017	2.11%
Real Estate	Trust	08/31/2022	1.50%
	Institutional	08/31/2022	0.85%
	A	08/31/2017	1.21%
	C	08/31/2017	1.96%
	R3	08/31/2017	1.46%
	R6	08/31/2017	0.78%
Select Equities	A	08/31/2017	1.20%
	C	08/31/2017	1.95%
	Institutional	08/31/2017	0.75%
Small Cap Growth	Investor	08/31/2022	1.30%
	Trust	08/31/2022	1.40%
	Advisor	08/31/2022	1.60%
	Institutional	08/31/2017	0.90%
	A	08/31/2017	1.26%
	C	08/31/2017	2.01%
	R3	08/31/2017	1.51%
Socially Responsive	Trust	08/31/2017	1.50%
	Institutional	08/31/2017	0.75%
	A	08/31/2017	1.11%
	C	08/31/2017	1.86%
	R3	08/31/2017	1.36%
	R6	08/31/2017	0.68%
Value	Institutional	08/31/2017	0.75%
	A	08/31/2017	1.11%
	C	08/31/2017	1.86%